SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Communications Systems, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


              Minnesota                                 41-0957999
---------------------------------------     ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer/Identification No.)


         213 South Main Street
         Hector, Minnesota                                 55342
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(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered
---------------------------------------     ------------------------------------
Common Stock, $.05 par value per share            American Stock Exchange


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:

  Not Applicable
 ----------------

Securities to be registered pursuant to Section 12(g) of the Act:     None
                                                                   -----------

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                                EXPLANATORY NOTE

             This Registration Statement on Form 8-A is being filed by Communications Systems, Inc. (the "Registrant") in connection with the registration of the Registrant's Common Stock, $.05 par value per share (the "Common Stock"), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the listing of the Common Stock on the American Stock Exchange. The Common Stock has been approved for listing on the American Stock Exchange beginning on Monday, January 27, 2003.


                     INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Securities to be Registered.
         ------------------------------------------

         A description of the Company's Common Stock, $.05 par value per share, is incorporated herein by reference to the Form S-1 Registration Statement of the Company dated June 17, 1983, Registration No. 2-84100.


Item 2.    Exhibits.

         None.



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            COMMUNICATIONS SYSTEMS, INC.

Dated: January 24, 2003

                                            /s/  Paul N. Hanson
                                            ------------------------------------
                                            Its: Vice President, Treasurer and
                                                 Chief Financial Officer


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